Exhibit (e)(7)
KEELEY FUNDS, INC.
SIXTH AMENDMENT TO THE
UNDERWRITING AGREEMENT
     THIS SIXTH AMENDMENT, dated as of the 5th day of May 2011, to the Underwriting Agreement, dated April 7, 2005, as amended February 14, 2006, August 15, 2007, December 21, 2007, November 3, 2009 and February 2, 2010 (the “Agreement”) is made and entered into by and between KEELEY FUNDS, INC., a Maryland corporation (the “Company”), and KEELEY INVESTMENT CORP., an Illinois corporation (the “Distributor”).
RECITALS
     WHEREAS, the parties have entered into the Agreement; and
     WHEREAS, the Company and the Distributor desire to amend said Agreement; and
     WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.
     NOW, THEREFORE, the parties agree as follows:
     Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.
     Except to the extent that it is hereby amended, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		KEELEY INVESTMENT CORP.

By:	/s/ John L. Keeley, Jr.	By:	/s/ John L. Keeley, Jr.

Name:	John L. Keeley, Jr.	Name:	John L. Keeley, Jr.
Title:	President	Title:	President

Exhibit A
to the Keeley Funds, Inc. Underwriting Agreement

Series	Distribution Plan
Keeley Small Cap Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley Small-Mid Cap Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley Mid Cap Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley Small Cap Dividend Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley Mid Cap Dividend Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley All Cap Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011

Keeley Alternative Value Fund	Distribution Plan (12b-1 Plan)
Class A Shares	Dated May 5, 2011